EXHIBIT 99.1

GENERAL CABLE CORPORATION

CONTACT:

Michael P. Dickerson

                                                         FOR IMMEDIATE RELEASE

Vice President of Finance and

           October 2, 2006

Investor Relations

(859) 572-8684

GENERAL CABLE TO EXPAND FINANCIAL STATEMENT SEGMENT DISCLOSURE

HIGHLAND HEIGHTS, KENTUCKY, October 2, 2006 – General Cable Corporation (NYSE: BGC) announced today that it plans to expand the number of reporting segments in its public financial statements. The Company is in the process of preparing restated financial statements for the years ended December 31, 2005, 2004, and 2003 and for the three month periods ended March 31, 2006 and April 1, 2005 and for the three and six month periods ended June 30, 2006 and July 1, 2005, to reflect changes in reporting segments.  As the restatement relates only to the disclosure of the Company’s segment information, the previously reported amounts in the Consolidated Statements of Operations will remain unchanged.  In addition, the restatement has no effect on the Consolidated Balance Sheets, Cash Flows, or the liquidity or financial condition of the Company.

The Company has tentatively concluded to report several new segments. The Company’s former Industrial & Specialty segment will be divided into four new reporting segments: North American Portable Power and Control, North American Electrical Infrastructure, International Electrical Infrastructure, and Transportation and Industrial Harnesses. The Company’s former Communications segment will be split into two segments: Telecommunications and Networking. Finally, the former Energy segment will be split into North American Electric Utility and International Electric Utility.

Additional information can be found in a Form 8-K filed today with the SEC.

With over $3 billion of annualized revenues and 7,000 employees, General Cable is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets. Visit our website at www.generalcable.com.

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors are more fully discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006, as well as periodic reports filed with the Commission.

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Release No. 0515

10/02/06